Exhibit 3.20

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

UNISTRUT INTERNATIONAL HOLDINGS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

November 22, 2006

LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
UNISTRUT INTERNATIONAL HOLDINGS, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the 22nd day of November, 2006, by and between Unistrut International Holdings, LLC (the “Company”) and Unistrut Corporation (the “Member”).

ARTICLE 1

FORMATION

1.1                 Certificate of Formation. The Company has caused a certificate of formation (the “Certificate of Formation”) to be executed and has caused the filing of the same with the Delaware Secretary of State. The Company shall execute such further documents and take such further actions as shall be appropriate to comply with the requirements of the Act for the operation of a limited liability company.

1.2                 Name. The name of the Company shall be Unistrut International Holdings, LLC, or such other name as the Management Board may from time to time determine.

1.3                 Purpose. The Company is formed to engage in any lawful business or other activity permitted under the Act. The Company shall have all powers available to it as a limited liability company under the Act.

1.4                 Registered Agent. The location of the registered office and the name of the registered agent of the Company in Delaware shall be as stated in the Certificate of Formation.

1.5                 Principal Place of Business. The location of the principal place of business of the Company shall be at such place as the Management Board shall determine, and the records of the Company required by the Act to be maintained shall be maintained at that location.

1.6                 Term. The term of the Company shall commence upon filing of the Certificate of Formation and will terminate at such time as described in this Agreement or required under the Act.

1.7                 Qualification and Registration. The Member and the Management Board shall execute and cause to be filed original or amended certificates and shall take any and all other actions as may reasonably be necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdiction where the Company does business.

ARTICLE 2

DEFINITIONS

Act means the Delaware Limited Liability Company Act, as amended.

Affiliate means a Person controlled by, in control of, or under common control with, another Person. For purposes of this definition, “control” (including the correlative terms “controlled by”,

“in control of” and “under common control with”), with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

Agreement means this Limited Liability Company Operating Agreement (including all Exhibits hereto), as it may be amended, supplemented or restated from time to time.

Certificate of Dissolution has the meaning set forth in Section 7.2.4.

Certificate of Formation has the meaning set forth in Section 1.1.

Capital Account means the capital account maintained for the Member in accordance with Section 3.4.

Capital Contribution means any cash or property contributed to the Company by the Member.

Company has the meaning set forth in the preamble of this Agreement.

Fiscal Year means the Company’s annual accounting period set forth in Section 5.4.

Indemnitee has the meaning set forth in Section 6.5.1.

Management Board means the board composed of “managers” as defined in the Act which manages the Company as set forth in Article 6.

Member has the meaning set forth in the preamble of this Agreement.

Membership Interest means the interest of the Member in Company profits and losses and any and all benefits to which the Member may be entitled as provided in this Agreement or the Act, together with the obligations of the Member to comply with the terms and provisions of this Agreement.

Notice has the meaning set forth in Section 8.2.

Percentage Interest means the fractional ownership of the Member in the Company at any particular time as determined by the ratio which the Member’s Unit ownership bears to the total number of Units outstanding.

Person means an individual or a corporation, partnership, trust, limited liability company, unincorporated organization, association or other entity.

Unit means a Membership Interest of a Member in the Company representing a fractional part of all the Membership Interests.

ARTICLE 3

CAPITALIZATION OF THE COMPANY

3.1                 Capitalization. The Company is initially authorized to issue up to 1,000 Units. The Company may issue additional Units as necessary to accommodate the admission of new members or otherwise pursuant to the terms of this Agreement.

3.2                 Initial Capital Contribution and Unit Grant. The initial Capital Contribution by the Member shall be as subsequently agreed with the Company and shall be reflected on Exhibit A hereto, which shall thereupon be completed and amended to this Agreement, and which shall identify the initial Capital Contribution, the number of Units granted to the Member, and the Percentage Interest of the Member.

3.3                 Additional Capital Contributions.

3.3.1          General Rule. No additional Capital Contribution shall be required unless approved in writing by the Management Board and the Member making such additional Capital Contribution.

3.3.2          Additional Contributions. In the sole discretion of the Management Board, the Company, from time to time, may permit the Member to contribute additional capital to the Company in exchange for additional Units. Participation in such additional Capital Contributions shall be in the Member’s sole discretion, and the terms and conditions of such additional Capital Contributions, including the number and class of new Units to be granted in exchange for the Member’s additional Capital Contribution, shall be determined by the Management Board.

3.4                 Capital Accounts. A Capital Account shall be maintained for the Member. The Member’s Capital Account shall consist of the Member’s capital contributions increased by the Member’s share of Company profits and decreased by distributions to the Member and by the Member’s share of Company losses. No advance of money to the Company by the Member shall be credited to the Capital Account of the Member.

ARTICLE 4

DISTRIBUTIONS

4.1                 Distributions. Distributions shall be made to the Member at such times and in such aggregate amounts as may be determined by the Management Board in its sole discretion. No distribution shall be made to the extent prohibited under the Act.

4.2                 Liquidation Distributions. Distributions in liquidation of the Company shall be made as provided in Section 7.2.

4.3                 In-Kind Distributions. At any time, and from time to time, in the sole discretion of the Management Board, the Company may distribute to its Member securities or other property held by the Company. The Management Board may require as a condition of such distribution of securities hereunder that the Member execute and deliver such documents as the Management Board may deem necessary or appropriate to ensure compliance with all federal and state securities laws which apply to such distribution and any further transfer of the distributed securities, and may appropriately legend the certificates which represent such securities to reflect any restriction on transfer with respect to such laws.

ARTICLE 5

ALLOCATIONS AND ACCOUNTING

5.1                 General Allocations. Except as otherwise required by applicable provisions of tax law, solely for federal income tax purposes and for purposes of certain state tax laws, the Company shall be disregarded as an entity separate from its sole tax owner and Member, Unistrut Corporation, a Delaware corporation that treats the Company as a disregarded entity for U.S. federal tax purposes. Each item of Company income, gain, loss, deduction, and credit shall be treated as if realized directly by, and shall be allocated 100% to Unistrut Corporation.

5.2                 Accounting, Tax Reports and Professionals.

5.2.1          Maintenance of Records. The Company’s accounting records shall be maintained at, the principal place of business of the Company. The Company shall keep its accounting records and shall report its income for income tax purposes on the method of accounting selected by the accountants normally servicing the books and records of the Company with the approval of the Management Board.

5.2.2          Accounting and Reports. The books of account shall be closed promptly after the end of each fiscal year. Promptly thereafter, the Company shall make such written reports to the Member as it determines, which may include a balance sheet of the Company as of the end of such year, a statement of income and expenses for such year, a statement of the Member’s Capital Account as of the end of such year, and such other statements with respect to the status of the Company and distribution of the profits and losses therefrom as are considered necessary by the Member to advise the Member properly about its investment in the Company for federal and state income tax reporting purposes.

5.3                 Bank Accounts. The bank accounts of the Company shall be maintained in such banking institutions as the Management Board shall determine. The funds of the Company shall not be commingled with the funds of any other Person.

5.4                 Fiscal Year. The fiscal year of the Company for tax and accounting purposes shall end on the last day of September in each year, unless otherwise determined by the Management Board (the “Fiscal Year”).

ARTICLE 6

MANAGEMENT/DECISIONS/MEMBERS

6.1 Management Generally.

6.1.1          The management and control of the Company shall be vested exclusively in the Management Board. Except as otherwise provided in this Agreement, no Member in its capacity as such shall have any part in the management or control of the Company nor have the authority or right to act on behalf of the Company in connection with any matter. The Management Board of the Company shall initially consist of three members. Thereafter, the number of members constituting the Management Board shall be as authorized by the majority of the members of the Management Board then in office. The members of the Management Board shall be elected by the Member. The initial members of the Management Board are set forth on Exhibit B.

6.1.2          Each member of the Management Board shall serve until his or her removal, resignation, death or inability to serve. Any member of the Management Board may resign at any time upon notice to the Company and such resignation shall take effect upon receipt of notice by the Company or at any later time specified in the notice. In addition, the Member may remove any member of the Management Board at any time, with or without cause. Vacancies on the Management Board shall be filled by remaining members of the Management Board or by the Member, provided that if a vacancy is filled by the members of the Management Board, such newly appointed member of the Management Board shall only fill the vacancy for the unexpired term of the member whose vacancy resulted in such new member’s appointment.

6.2 Meetings, Notice and Action by the Management Board.

6.2.1          Regular Meetings; Notice. The Management Board from time to time may provide by resolution for the holding of regular meetings of the Management Board and may fix the time and place thereof. Notice of any regular meeting of the Management Board shall not be required to be given; provided, however, that in case the Management Board shall fix or change the time or place of any regular meeting, notice of such action shall be given in writing promptly to each member of the Management Board who shall not have been present at the meeting at which such action was taken, (i) by personal delivery, courier or messenger, and such notice shall be deemed to be given when the same shall have been delivered to a member of the Management Board at his or her address as it appears on the records of the Company; or (ii) by electronic mail (e-mail), facsimile or electronic transmission, and such notice shall be deemed to be given when the same shall have been transmitted to a member of the Management Board’s e-mail address or facsimile number as it appears on the records of the Company.

6.2.2          Special Meetings; Notice. Special meetings of the Management Board shall be held whenever called by a majority of the members of the Management Board, at such time and place as may be specified in the respective notices or waivers of notice thereof. Notice of any special meeting shall be given at least forty-eight hours prior thereto and may be delivered verbally or in writing. The foregoing shall not be construed to require personal notice, but such notice may be given in writing: (i) by personal delivery, courier or messenger, and such notice shall be deemed to be given when the same shall have been delivered to a member of the Management Board at his or her address as it appears on the records of the Company; or (ii) by electronic mail (e-mail), facsimile or electronic transmission, and such notice shall be deemed to be given when the same shall have been transmitted to a member of the Management Board’s e-mail address or facsimile number as it appears on the records of the Company. Any member of the Management Board may waive notice of any meeting. The attendance of a member of the Management Board at a meeting shall constitute a waiver of notice of such meeting, except where a member of the Management Board attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of any special meeting shall not be required to be given to any member of the Management Board who shall attend such meeting in person or to any member of the Management Board who shall waive notice of such meeting in writing, whether before or after the time of such meeting; and any such meeting shall be a legal meeting without any notice thereof having been given if all the members of the Management Board shall be present thereat. Notice of any adjourned meeting shall not be required to be given.

6.2.3          Quorum. The presence (whether in person or by proxy) of a majority of the members of the Management Board shall constitute a quorum for the transaction of business at a meeting of the Management Board.

6.2.4          Voting; Manner of Acting. Each member of the Management Board shall be entitled to cast one vote. The vote of not less than a majority of the Management Board present at a duly constituted meeting of the Management Board at a time where a quorum exists shall constitute an action or approval by the Management Board unless otherwise specified in this Agreement.

6.2.5          Action Without a Meeting. Any action that may be taken by the Management Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all the members of the Management Board.

6.2.6          Participation. Members of the Management Board may attend a meeting of such Board or committee by means of a conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other.

6.2.7          Compensation. By resolution of the Management Board, each member of the Management Board may be paid his reasonable expenses, if any, of attendance at each meeting of the Management Board. Management Board members shall not receive any salary or other compensation in their capacity as such, but members of the Management Board may save the Company in other capacities and receive compensation therefor.

6.3 Authority of the Management Board. Subject only to the limitations specifically set forth in this Agreement, the Management Board shall have full authority to bind the Company by execution of documents, instruments, agreements, contracts or otherwise and to do all lawful acts as are not by statute, the Certificate of Formation, or this Agreement directed or required to be exercised or done by the Member. The Management Board may, from time to time, retain any Person to provide services to the Company, but only if the Management Board reasonably believes that such Person is qualified to provide such services. The Management Board is entitled to rely in good faith upon the recommendations, reports, advice or other services provided by any such Person. The Management Board shall elect a President and a Secretary and may from time to time appoint such other officers of the Company as they deem necessary, each of which shall have the authority and responsibility and serve for the term designated by the Management Board or as agreed to by the officer and the Company in a separate written agreement signed by both parties. None of the officers shall be deemed managers as that term is used in the Act. The Management Board in its sole discretion can remove officers at any time, and an appointed officer may resign upon notice to the Company. The Management Board may fill any vacancies.

6.3.1          President. The President shall be the chief executive officer of the Company and shall in general supervise and control all of the business and affairs of the Company. He may sign any certificates, deeds, mortgages, bonds, contracts or other instruments which the Management Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Management Board to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed. The President shall also perform all other duties incident to the office of President and other duties as may be prescribed by the Management Board. The initial President shall be Edward D. Breen.

6.3.2          Secretary. The Secretary shall record the proceedings of all meetings of the Management Board and any written consent of the Member in books kept for that purpose. In his absence from any such meeting an Assistant Secretary, or if he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have such other duties and other duties as may be prescribed by the Management Board. The initial Secretary shall be John S. Jenkins, Jr.

6.4 Member’s Consent.

6.4.1          For any action requiring the consent of the Member under this Agreement or the Act, the Member can act either through resolution or written consent.

6.4.2          The Member shall not be considered an agent of the Company solely by virtue of being a Member, and the Member shall have no authority to act for or bind the Company solely by virtue of it being a Member of the Company.

6.5     Indemnification and Liability of the Member, Members of the Management Board, or Officers.

6.5.1          The Member, or any officer, employee or agent of the Member, or any member of the Management Board or officer of the Company (each individually an “Indemnitee”) who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) by reason of the fact that such person is or was a Member or officer, employee or agent of a Member, or a member of the Management Board or officer of the Company shall be indemnified by the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

6.5.2          Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.5 shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 6.5.

6.5.3          The indemnification provided by this Section 6.5 shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any agreement, or otherwise.

6.5.4          Any indemnification provided hereunder shall be satisfied solely out of the assets of the Company. No Member shall be subject to personal liability by reason of these indemnification provisions.

6.5.5          No Indemnitee shall be denied indemnification in whole or in part under this Section 6.5 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

6.5.6          The provisions of this Section 6.5 are for the benefit of the Indemnitee and shall not be deemed to create any rights for the benefit of any other person or entity.

6.5.7          No Indemnitee shall be liable to the Company or to the Member for any losses sustained or liabilities incurred as a result of any act or omission of such Indemnitee if any such act (or failure to act) was in good faith and in a manner that such person believed to be in, or not opposed to, the best interests of the Company and did not constitute gross negligence, willful misconduct or breach of such person’s fiduciary duty to the Company or the Member.

6.5.8          Notwithstanding anything to the contrary in this Section 6.5, no person shall be indemnified from, against or in respect of any liabilities, claims, losses, judgments, damages, costs and expenses (including attorneys’ fees) arising out of or resulting from the gross negligence or intentional misconduct of such person.

6.6                 Related Party Transactions. The Company is expressly permitted to enter into any transaction with the Member or Affiliate of the Member for equipment, goods or services, provided that the price and other terms of such transaction are fair to the Company and not less favorable to the Company in the aggregate than those generally prevailing with respect to a comparable transaction between unrelated parties.

6.7                 New Members. A new member may be admitted only upon affirmative vote of the Management Board. Such new member shall make such Capital Contribution (if any) and shall receive the number of Units, and shall otherwise be admitted upon such terms and conditions, as approved by the Management Board. Admission of a new member is conditioned upon the approval and execution by the Member and the new members of an amended version of this Agreement containing appropriate provisions for a Delaware limited liability company with more than one member.

6.8                 Rights and Obligations of the Member.

6.8.1          Limited Liability. The Member’s liability shall be limited as set forth in this Agreement, the Act or other applicable law. The Member shall not be personally liable for any debts or losses of the Company except as set forth in this Agreement.

6.8.2          Company Debt. The Member will not be personally liable for any debts or losses of the Company in excess of the Member’s Capital Contribution, or any obligation of the Member to make a Capital Contribution, except as otherwise specifically required by the Act or law.

6.8.3          Withdrawal or Resignation. Prior to the dissolution and winding up of the Company, the Member may not withdraw or resign from the Company except upon the unanimous consent of the managers on the Management Board. The terms of such withdrawal or resignation, including the amount of consideration, if any, to be received by the withdrawn or resigned Member, shall be as determined by the Management Board in its sole discretion. If the Member otherwise ceases to be a member of the Company for any reason not specifically addressed by this Agreement, then the Member shall be entitled to receive such amount of consideration, if any, as determined by the Management Board in its sole discretion.

ARTICLE 7

TERMINATION AND DISSOLUTION

7.1                 Dissolution. The Company shall be dissolved solely upon the occurrence of any one of the following events:

(a)                          The written determination of the Member to dissolve; or

(b)                          The entry of a decree of judicial dissolution under law.

7.2                 Dissolution Procedure.

7.2.1          Winding Up, Liquidation, and Distribution of Assets. Upon dissolution of the Company, unless it is reconstituted and continued, the Management Board or, if no member of the Management Board is then serving, such other representative as designated by the Member, shall immediately proceed to wind up the affairs of the Company. As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made, by a recognized firm of certified public accountants, of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable. The liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and businesslike manner and on such terms and conditions as it deems necessary or advisable, without the consent of the Member. Upon liquidation of the Company, the assets of the Company shall be applied in the following manner and order of priority:

(a)                             First, to the payment to creditors, including members and managers who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to member and former members under the Act;

(b)                             Second, to members and former members in satisfaction of liabilities for distributions under the Act;

(c)                             Third, to members first for the return of their contributions and second respecting their limited liability company interest, in the proportions in which the members share in distributions.

7.2.2          Complete Distribution. The distribution of cash or property to the Member in accordance with the provisions of this Section 7.2 shall constitute a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and the Company’s property.

7.2.3          Deficit Balance in Capital Account. Notwithstanding anything to the contrary in this Agreement, upon a liquidation of the Company, if the Member has a deficit in its Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution for the purposes of eliminating or diminishing such negative Capital Account balance and such negative Capital Account balance shall not be considered a debt owed by the Member to the Company or to any other person for any purpose whatsoever.

7.2.4          Dissolution Documents.

(a)                             Upon completion of the winding up, liquidation and distribution of the assets as described above, the Company shall be deemed terminated. Furthermore, when all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the Company’s remaining property and assets have been distributed to the Member, a certificate of dissolution (the “Certificate of Dissolution”) shall be executed, verified by the persons signing the certificate and filed by the Management Board, or, if no member of the Management Board shall then be serving, an appropriate representative designated by the Member, with the Delaware Secretary of State. The Certificate of Dissolution shall be in the form required by the Act. The Management Board or such representative shall execute and file, in a timely manner, any other documents in any other jurisdictions which may be required in connection with the dissolution of the Company.

(b)                             Upon the issuance of the Certificate of Dissolution, the existence of the Company shall cease, except for any purposes as provided for in the Act.

7.3                 Return of Contribution. Except as provided by law, the Act or as specifically set forth in this Agreement, upon dissolution, the Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company’s assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the Capital Contributions of the Member, the Member shall have no recourse against the Management Board.

ARTICLE 8

GENERAL PROVISIONS

8.1                 No Third Party Rights. This Agreement is entered into among the Company and the Member for the exclusive benefit of the Company, the Member, and their successors and assigns. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and the Member with respect to any Capital Contribution or otherwise.

8.2                 Notices. Except as otherwise provided in this Agreement, any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “Notice”) required or permitted to be given pursuant to the provisions of the Act or this Agreement must be in writing and shall be delivered in person, by facsimile with confirmation or by overnight delivery service with receipt, or shall be deposited in the United States Mail, postage prepaid, by certified or registered mail, return receipt requested, to the address shown on Exhibit A attached hereto. Notice to the Company must be addressed to the Company’s principal office. Notice shall be deemed received: (i) if by personal delivery, on the date delivered, (ii) if by facsimile, on the date confirmed, (iii) if by overnight delivery service, on the date delivered and (iv) if by mail, five days after mailing. Any party may designate, by Notice to all of the others, substitute addresses or addressees for Notices; and, thereafter, Notices are to be directed to those substitute addresses or addressees.

8.3                 Integration. This Agreement embodies the entire agreement and understanding of the Company and the Member and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, by the Company or the Member relating to the subject matter of this Agreement which are not fully expressed herein.

8.4                 Applicable Law. THIS AGREEMENT AND THE RIGHTS OF THE COMPANY AND THE MEMBER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULE THEREOF.

8.5                 Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one Agreement binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

8.6                 Severability. In case any one or more of the provisions contained in this Agreement or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

8.7                 Inurement. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the Company, the Member and their respective legal representatives, heirs, executors, administrators, successors and assigns.

8.8                 Headings. Headings are used merely for reference purposes and do not affect content in any manner.

8.9                 Gender. Wherever applicable, the pronouns designating the masculine or neuter shall equally apply to the feminine, neuter and masculine genders. Furthermore, wherever applicable within this Agreement, the singular shall include the plural.

8.10          Exhibits. Exhibits, if any, referred to in this Agreement are incorporated by reference into this Agreement.

8.11          Additional Documents. The Member agrees to execute with acknowledgment, if required, any and all documents and writings which may be necessary or expedient in the confirmation of this Company and the achievement of its purposes; however, such documents shall neither create A greater obligation of the Member nor change its Units unless such is in accordance with the express terms of this Agreement or the operation of its provisions.

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Operating Agreement as of the date first above written.

SOLE MEMBER UNISTRUT CORPORATION

By:	/s/ John S. Jenkins, Jr.
Name:	John S. Jenkins, Jr.
Title:	Vice President

COMPANY UNISTRUT INTERNATIONAL HOLDINGS, LLC

By:	/s/ John S. Jenkins, Jr.
Name:	John S. Jenkins, Jr.
Title:	Vice President